Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 14, 2015 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 92.7% increase in net income to $10.2 million, or 30 cents per diluted share, for the first quarter ended March 31, 2015, from $5.3 million, or 16 cents per diluted share, for the first quarter of 2014. Results for the first quarter of 2015 included a gain on the disposition of a facility of $3.7 million, or 6 cents per diluted share. The disposition is part of the Company’s ongoing program to expand and update the footprint of its facilities throughout the United States.

Operating revenue, consisting of revenue from truckload, dedicated, intermodal and brokerage operations, increased 1.2% to $161.3 million for the first quarter of 2015 from $159.4 million for the first quarter of 2014. Operating revenue, net of fuel surcharges, improved 10.3% to $140.7 million for the 2015 quarter from $127.5 million for the 2014 quarter. Fuel surcharge revenue decreased to $20.6 million for the first quarter of 2015 from $31.9 million for the 2014 quarter.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.7% for the first quarter of 2015 from 93.2% for the first quarter of 2014. The operating ratio, net of both fuel surcharges and the gain on the facility disposition, improved to 90.3% for the first quarter of 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased with our strong performance in the first quarter and believe we can leverage the solid foundation provided by our truckload, dedicated, intermodal and brokerage operations to take advantage of the current and expected tightening capacity for continued profitable growth. We are also encouraged by the growth of our dedicated operations, with our segment operating revenue, net of fuel surcharges, growing 85.2% to $19.9 million for the first quarter of 2015 from $10.7 million for last year’s first quarter. Our dedicated offering addresses our customers’ desire for customized transportation solutions tailored to meet their individual requirements as well as our drivers’ desire for consistent hours and routes in close proximity to their homes.”

“We have also continued to make great strides in the profitability of our intermodal operations, improving our operating ratio, net of fuel surcharges, to 92.6% for the first quarter of 2015 from 94.7% for last year’s fourth quarter. We expect this positive trend to continue in 2015 as we continue to see the benefit of rate increases, lane selectivity and improvements in rail service, along with our disposal of the overhead-intensive containers that were used in a portion of our intermodal operations.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Beginning with the fourth quarter of 2014, Marten Transport moved from two to four financial reporting segments. Marten now reports its operating results in Truckload, Dedicated, Intermodal and Brokerage segments instead of the previously reported Truckload and Logistics segments. The reporting of prior periods has been updated to reflect this change.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands, except share information)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$21,700	$123
Receivables:
Trade, net	68,686	72,263
Other	3,475	17,740
Prepaid expenses and other	15,168	16,860
Deferred income taxes	3,145	3,199
Total current assets	112,174	110,185
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	651,229	645,972
Accumulated depreciation	(186,371)	(180,223)
Net property and equipment	464,858	465,749
Other assets	3,581	3,726
TOTAL ASSETS	$580,613	$579,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$-	$745
Accounts payable and accrued liabilities	41,985	29,775
Insurance and claims accruals	14,832	13,998
Total current liabilities	56,817	44,518
Long-term debt	-	24,373
Deferred income taxes	125,095	122,843
Total liabilities	181,912	191,734
Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,503,392 shares at March 31, 2015, and 33,418,829 shares at December 31, 2014, issued and outstanding	335	334
Additional paid-in capital	88,793	87,370
Retained earnings	309,573	300,222
Total stockholders’ equity	398,701	387,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$580,613	$579,660

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share information)	2015	2014

OPERATING REVENUE	$161,287	$159,409

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	48,808	43,732
Purchased transportation	29,504	28,130
Fuel and fuel taxes	26,476	39,826
Supplies and maintenance	10,442	10,435
Depreciation	17,827	16,371
Operating taxes and licenses	1,876	1,713
Insurance and claims	8,090	6,125
Communications and utilities	1,528	1,433
Gain on disposition of revenue equipment	(1,161)	(663)
Gain on disposition of facility	(3,712)	-
Other	4,298	3,667

Total operating expenses	143,976	150,769

OPERATING INCOME	17,311	8,640

OTHER	15	(98)

INCOME BEFORE INCOME TAXES	17,296	8,738

PROVISION FOR INCOME TAXES	7,108	3,451

NET INCOME	$10,188	$5,287

BASIC EARNINGS PER COMMON SHARE	$0.30	$0.16

DILUTED EARNINGS PER COMMON SHARE	$0.30	$0.16

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.025

 MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended March 31,		Dollar Change Three Months Ended March 31,	Percentage Change Three Months Ended March 31,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$86,811	$86,802	$9	-%
Truckload fuel surcharge revenue	14,590	23,712	(9,122)	(38.5)
Total Truckload revenue	101,401	110,514	(9,113)	(8.2)

Dedicated revenue, net of fuel surcharge revenue	19,863	10,728	9,135	85.2
Dedicated fuel surcharge revenue	2,591	2,822	(231)	(8.2)
Total Dedicated revenue	22,454	13,550	8,904	65.7

Intermodal revenue, net of fuel surcharge revenue	17,019	18,354	(1,335)	(7.3)
Intermodal fuel surcharge revenue	3,373	5,336	(1,963)	(36.8)
Total Intermodal revenue	20,392	23,690	(3,298)	(13.9)

Brokerage revenue	17,040	11,655	5,385	46.2
Total operating revenue	$161,287	$159,409	$1,878	1.2%

Operating income:
Truckload	$9,602	$6,178	$3,424	55.4%
Dedicated	2,004	1,322	682	51.6
Intermodal	1,251	483	768	159.0
Brokerage	742	657	85	12.9
Total operating income before gain on disposition of facility	13,599	8,640	4,959	57.4
Gain on disposition of facility	3,712	-	3,712	N/A
Total operating income	$17,311	$8,640	$8,671	100.4%
Operating ratio:
Truckload	90.5%	94.4%
Dedicated	91.1	90.2
Intermodal	93.9	98.0
Brokerage	95.6	94.4
Consolidated operating ratio before gain on disposition of facility	91.6%	94.6%
Consolidated operating ratio	89.3%	94.6%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Truckload Segment:
Revenue (in thousands)	$101,401	$110,514
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,606	$3,507
Average tractors(1)	1,872	1,925
Average miles per trip	705	683
Non-revenue miles percentage(2)	9.2%	9.3%
Total miles (in thousands)	47,530	49,503

Dedicated Segment:
Revenue (in thousands)	$22,454	$13,550
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,442	$3,447
Average tractors(1)	449	242
Average miles per trip	375	338
Non-revenue miles percentage(2)	2.3%	1.3%
Total miles (in thousands)	11,075	5,916

Intermodal Segment:
Revenue (in thousands)	$20,392	$23,690
Loads	9,367	10,523
Average tractors	96	98

Brokerage Segment:
Revenue (in thousands)	$17,040	$11,655
Loads	10,850	7,708

At March 31, 2015 and March 31, 2014:
Total tractors(1)	2,422	2,275
Average age of company tractors (in years)	1.8	1.9
Total trailers	4,327	4,163
Average age of company trailers (in years)	2.6	2.5
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months Ended March 31,
(In thousands)	2015	2014

Net cash provided by operating activities	$53,162	$27,508
Net cash used for investing activities	6,762	21,384

Weighted average shares outstanding:
Basic	33,458	33,340
Diluted	33,761	33,631

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 54 and 41 tractors as of March 31, 2015, and 2014, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.